Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Sprouts Farmers Market, Inc., (the “Company”) on Form 10-K for the fiscal year ended December 28, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jack L. Sinclair, Chief Executive Officer of the Company, certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m(a) or 78o(d)); and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 19, 2026	/s/ Jack L. Sinclair
Jack L. Sinclair
Chief Executive Officer
(Principal Executive Officer)
This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.